Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-effective Amendment No. 2 to the Registration Statement on Form S-8 of our report dated September 13, 2005 relating to the financial statements and financial statement schedule, which appears in Mercury Computer Systems, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2007.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 4, 2008